Exhibit 10.2
PPL Corporation
Two North Ninth Street
Allentown, PA
18101
May 2, 2008
UGI Utilities, Inc.
460 North Gulph Road
King of Prussia, PA
19406
Attn: General Counsel
Facsimile: (610) 992-3258
RE: Stock Purchase Agreement
Gentlemen:
Reference is hereby made to the Stock Purchase Agreement, dated March 5, 2008 (the “Agreement”), between PPL Corporation (“Seller”) and UGI Utilities, Inc. (“Buyer” and, together with Seller, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.
The Parties have agreed to modify the due dates for certain activities under the Agreement, as outlined in the next sentence. Please indicate by your signature hereto that you hereby consent and agree, (i) for all purposes under Section 6.6(b) of the Agreement, to extend the date by when the Parties must prepare and file the application with both the Maryland Public Service Commission and the Federal Communication Commission from 60 days following the date of the Agreement to 90 days following the date of the Agreement; (ii) for all purposes under Section 6.15(h) of the Agreement, to extend the date by when the Parties must agree on the Allocation Schedule from 60 days following the date of the Agreement to 190 days following the Closing Date; (iii) for all purposes under Section 6.18 of the Agreement, to extend the date by when the Parties must develop a mutually acceptable transition plan from 60 days following the date of the Agreement to 90 days following the date of the Agreement; and (iv) for all purposes under Section 6.11(b) of the Agreement, to extend the date by when the Parties must agree upon any remaining terms and conditions of the Transition Services Agreements from on or before 90 days following the date of the Agreement to on or before 120 days following the date of the Agreement. Except as set forth in the immediately preceding sentence, this letter agreement shall not modify or waive any other provisions of the Agreement, which shall remain in full force and effect.
This letter agreement shall be governed by the laws of the State of New York.

This letter agreement and consent may be executed by facsimile signatures in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

PPL CORPORATION
By:	/s/ Paul A. Farr
	Name:	Paul A. Farr
	Title:	Executive Vice President and Chief Financial Officer

Acknowledged and agreed:

UGI UTILITIES, INC.
By:	/s/ Robert H. Knauss
	Name:	Robert H. Knauss
	Title:	Vice President and General Counsel

With a copy to:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attn: Howard L. Meyers
Facsimile: (215) 963-5001